CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia ETF Trust II of our reports dated May 22, 2017, relating to the financial statements and financial highlights, which appear in Columbia Beyond BRICs ETF’s (formerly EGShares Beyond BRICs ETF), Columbia EM Core ex-China ETF’s (formerly EGShares EM Core-ex China ETF), Columbia EM Quality Dividend ETF’s (formerly EGShares EM Quality Dividend ETF), Columbia Emerging Markets Consumer ETF’s (formerly EGShares Emerging Markets Consumer ETF), Columbia India Consumer ETF’s (formerly EGShares India Consumer ETF), Columbia India Infrastructure ETF’s (formerly EGShares India Infrastructure ETF), and Columbia India Small Cap ETF’s (formerly EGShares India Small Cap ETF) Annual Reports on Form N-CSR for the year ended March 31, 2017. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

July 27, 2017